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                                  EXHIBIT 23.1
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, Stock Options Issued Outside the 1988 Nonqualified Stock Option Plan and 1996 Equity Incentive Plan, Incentive Stock Option and Appreciation Plan, and the 1988 Nonqualified Stock Option Plan of Cypress Bioscience, Inc., formerly IMRE Corporation, of our report dated January 23, 1996, with respect to the consolidated financial statements of IMRE Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                --------------------------
                                                ERNST & YOUNG LLP


Seattle, Washington
June 20, 1996